 Exhibit 107

Calculation of Filing Fee Tables

FORM S-1

(Form Type)

Cadre Holdings, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

Newly Registered Securities
	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(3)	Fee Rate	Amount of Registration Fee(2)(3)
Fees to Be Paid	Equity	Common Stock, par value $0.0001 per share	Rule 457(a)	575,000(1)	$23.50(2)	$13,512,500(2)	0.0000927	$1,252.61(2)
Fees Previously Paid	N/A	N/A	N/A	N/A		N/A			N/A	N/A	N/A	N/A
Carry Forward Securities
Carry Forward Securities	N/A	N/A	N/A	N/A		N/A			N/A	N/A	N/A	N/A
	Total Offering Amounts					$13,512,500
	Total Fees Previously Paid
	Total Fee Offsets
	Net Fee Due							$1,252.61

(1)	Represents only the number of shares being registered pursuant to this Registration Statement, which includes 75,000 shares that the underwriters have the option to purchase, and are in addition to the 4,025,000 shares that were registered pursuant to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-265465), which included 525,000 shares that the underwriters have the option to purchase.

(2)	The registration fee is calculated in accordance with Rule 457(a) under the Securities Act of 1933, as amended (the “Securities Act”), based on the proposed maximum aggregate offering price.

(3)	The Registrant previously registered securities having a proposed maximum aggregate offering price of $111,935,250 on its Registration Statement on Form S-1, as amended (File No. 333-265465), which was declared effective by the Securities and Exchange Commission on June 9, 2022. In accordance with Rule 462(b) under the Securities Act, an additional number of securities having a proposed maximum aggregate offering price of $13,512,500 are hereby registered, which includes securities issuable upon the exercise of the underwriters’ option to purchase additional shares.